Exhibit 32.2
CERTIFICATION OF PERIODIC REPORT
The undersigned officer of Standard Aero Holdings, Inc. hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to such officer’s knowledge that:
1.	the Quarterly Report on Form 10-Q of Standard Aero Holdings, Inc. for the quarter ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Standard Aero Holdings, Inc.

Date: August 14, 2006

	By:	/s/ Bradley Bertouille

	Name:	Bradley Bertouille
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.